Exhibit 99.2

October 1, 2014

Ashford Hospitality Trust, Inc.

14185 Dallas Parkway, Suite 1100
Dallas, TX75254
Attention:  Board of Directors

Mr. Monty Bennett, Chairman & CEO

Dear Mr. Bennett:

Ashford Hospitality Trust, Inc. (“Ashford Trust”) requested that JMP Securities LLC (“JMP,” “we” or “us”) prepare a valuation report regarding Ashford Inc. (the “Company”), based on financial projections submitted by Ashford Trust to JMP for the periods from September 30, 2014, through fiscal year 2018, in connection the separation of the Company from Ashford Trust and the distribution of common stock of the Company to the stockholders of Ashford Trust (collectively, the “Transaction”) that the Board of Directors (the “Board”) of Ashford Trust is considering. We were not engaged to render a fairness opinion or any financial or strategic advisory services in connection with the Transaction. Our services were limited solely to delivering a report expressing our professional opinion as to the range of equity values of the Company as of September 30, 2014. We delivered such report to Ashford Trust on October 1, 2014 (the “Report”) to be used solely by Ashford Trust in connection with the Transaction (i) to assist the Ashford Trust Board’s determination of value of the Company’s common stock to be reserved for issuance to satisfy deferred compensation obligations of Ashford Trust to be assumed by the Company, and (ii) to assist the Ashford Trust Board in determining the expected gain allocable to Ashford Trust for U.S. tax purposes in connection with the Transaction. JMP was not engaged to advise Ashford Trust with regard to said determination or calculation. Further, JMP does not owe any duty or responsibility to any person or entity (other than Ashford Trust) in connection with the Report or this letter.  JMP used a variety of valuation methodologies in its determination of the Company’s estimated equity value. These methodologies consisted of an analysis of the trading prices of selected publicly traded companies, an analysis of acquisitions of companies deemed reasonably similar to the Company, and a discounted cash flow analysis. JMP valued the intrinsic value of the Company as a going concern, and not in connection with the price or prices at which the common stock of the Company may trade at any time.

For purposes of the Report, we:

1.             reviewed certain publicly available financial statements and other business and financial information of the Company, Ashford Trust and Ashford Hospitality Prime, Inc. (“Ashford Prime”);

2.             reviewed certain internal financial statements and other financial and operating data concerning the Company that were prepared by the management of the Company;

3.             reviewed certain financial forecasts prepared by the management of the Company;

4.             compared the financial performance of the Company with that of certain other publicly traded companies;

5.             reviewed the financial terms, to the extent publicly available, of certain acquisition transactions involving companies in lines of business that we believe are generally comparable to the Company;

6.             participated in discussions among representatives of the Company and Ashford Trust and their respective financial and legal advisors;

7.             reviewed documents and memoranda describing the Company provided by, or on behalf of, the Company; and

8.             considered such other factors and performed such other analyses as we deemed appropriate.

JMP assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to, or reviewed by, us. We further relied upon the assurances of the Company and Ashford Trust that they were not aware of any facts that would make any of such information inaccurate or misleading. With respect to the financial forecasts delivered to us, JMP assumed that they were reasonably prepared on bases reflecting Ashford Trust and the Company’s best available estimates and judgments of the future financial performance of the Company. In accordance with recognized professional ethics, JMP’s fee for preparing the Report was not contingent upon the results set forth therein.  Further, neither JMP nor any of its employees have a present or intended financial interest in Ashford Trust or the Company.

All valuation methodologies that concern the worth of an enterprise as a going-concern are predicated on numerous assumptions pertaining to prospective economic and operating conditions. Our Report was necessarily based on business, general economic, market and other conditions as they existed and could be reasonably evaluated by JMP as of the date thereof. Subsequent events that could affect the conclusion set forth in the Report include adverse changes in industry performance or market conditions and changes to the business, financial condition and results of operations of the Company. JMP does not provide assurances or guarantees on the achievability of any forecasts, projections or other forward-looking matters. Unanticipated events and circumstances may occur and actual results may vary from those assumed. The variations may be material.

The conclusion set forth in the Report was based on methods and techniques that JMP considered appropriate under the circumstances, and represented the opinion of JMP based upon information furnished by Ashford Trust and the Company and their respective advisors and publicly available sources. JMP relied upon each of Ashford Trust’s and the Company’s (i) representations that the information provided by it, or on its behalf, was accurate and complete in all material respects, and (ii) agreement to notify us if it learns of any material misstatement in, or material omission from, any information previously delivered to JMP. While all public information (including industry and statistical information) was obtained by JMP from sources that JMP believes are reliable, JMP makes no representation as to the accuracy or completeness thereof, and relied upon such public information and all information provided by, or on behalf of, Ashford Trust and the Company without independent verification.

JMP was not engaged to render a tax and financial reporting opinion (such as a purchase price allocation opinion, goodwill impairment opinion or equity-based incentive opinion), or to perform any supplemental due diligence and/or analyses that might be customary in connection with such opinions, in connection with our Report. As such, the form of our Report and/or the conclusion set forth therein may not be appropriate for tax and financial reporting purposes.

JMP relied upon each of Ashford Trust’s and the Company’s representations regarding the Company’s underlying capital structure and related agreements (if any), as well as their interpretation of such agreements, to the extent relevant for purposes of completing the Report.  For purposes of the Report, JMP assumed that the Company has complied with all applicable federal, state and local regulations and laws, unless the lack of compliance is specifically noted herein.

Except to the extent specifically disclosed in writing to JMP, JMP also assumed in preparing the Report that (i) the Company’s management would continue to maintain the character and integrity of the enterprise until, and subsequent to, any sale or other transaction, and (ii) the Company has no undisclosed (a) material contingent assets or liabilities, (b) unusual obligations or substantial commitments, other than those incurred in the ordinary course of business, and (c) pending or threatened litigation that would have a material adverse effect on the Company.

JMP is under no obligation to update, revise or reaffirm the Report, except that JMP expects to be asked to update and/or reaffirm the Report (in a form mutually acceptable to JMP and Ashford Trust) as of (i) the record date for the distribution of common stock of the Company to stockholders of Ashford Trust, and (ii) the end of the Company’s first trading day following the distribution date.

The conclusion in the Report is not intended by JMP, and should not be construed, to be investment advice in any manner whatsoever. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, accounting, tax, insurance or other appropriate professional advice. Such opinions, counsel or interpretations should be obtained by any recipient of the Report from the appropriate professional sources.

We have in the past provided financial services for Ashford Trust and Ashford Prime and have received fees in connection with such services.  Specifically, JMP currently makes a market in the securities of Ashford Prime and Ashford Trust. JMP was a manager or co-manager of a public offering of securities for Ashford Prime and Ashford Trust in the past 12 months, and received compensation for doing so.  JMP serves as a sales agent on Ashford Trust’s At-the-Market program. JMP may also seek to provide financial advisory and financing services to the Company, Ashford Trust and Ashford Prime in the future, and would expect to receive fees for the rendering of these services.

As noted in our Report, and subject to the scope of services, conditions and limitations set forth herein and therein, it is our opinion that, as of September 30, 2014, the range of equity values of the Company is $59 million to $64 million, before consideration of the deferred compensation obligation, as determined solely by Ashford Trust’s Board, to be assumed by the Company in connection with the Transaction.

Very truly yours,

/s/ JMP Securities LLC

JMP SECURITIES LLC